UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2000

Toyota Motor Credit Receivables Corporation
on Behalf of the
Toyota Auto Receivables 2000-A Owner Trust
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-76505 (Commission File Number)	33-0593804 (IRS Employer Identification No.)

Toyota Motor Credit Receivables Corporation 19001 South Western Avenue Torrance, California (Address of principal executive offices)	90509 (Zip Code)

Registrant’s telephone number, including area code: (310) 468-1310

Exhibit Index is on Page 2

Item 5.   Other Events

             On December 15, 2000, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of June 1, 2000 (“Agreement”), between Toyota Motor Credit Receivables Corporation, as “Seller”, Toyota Motor Credit Corporation, as “Servicer”, and Toyota Auto Receivables 2000-A Owner Trust, as “Issuer”, were distributed to the holders of Notes and Certificates issued by Toyota Auto Receivables 2000-A Owner Trust (the “Securityholders”). In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Owner Trustee for the benefit of the Securityholders and was distributed by the Owner Trustee to the Securityholders. A copy of the Servicer’s Certificate for the month of November 2000 is filed as Exhibit  20 to thi s Current Report on Form 8-K.

Item 7(c).   Exhibits

Exhibit Number	Description

20	Servicer’s Certificate for the month of November, 2000.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TOYOTA AUTO RECEIVABLES 2000-A OWNER TRUST BY: TOYOTA MOTOR CREDIT CORPORATION, AS SERVICER

Date: December 20, 2000	By:	/s/ GEORGE E. BORST

George E. Borst President and Chief Executive Officer

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